SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

HomeStreet, Inc.

(Name of Registrant as Specified In Its Charter)

Roaring Blue Lion Capital Management, L.P.

Blue Lion Opportunity Master Fund, L.P.

BLOF II LP

Charles W. Griege, Jr.

Ronald K. Tanemura

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MAY [ ], 2019

HOMESTREET, INC.

__________________________

PROXY STATEMENT

OF

Roaring Blue Lion Capital Management, L.P.

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY

This Proxy Statement and the enclosed BLUE proxy card are being furnished by Roaring Blue Lion Capital Management, L.P. (“Blue Lion Capital”) and certain of its affiliates (as identified on Annex 1, “Blue Lion,” “we,” “our” or “us”) and the nominees named in Proposal 1 (the “Nominees” and, together with Blue Lion, the “Participants”), in connection with the solicitation of proxies (this “Proxy Solicitation”) from the shareholders of HomeStreet, Inc., a Washington corporation (“HomeStreet” or the “Company”).

We believe that placing new representatives on the Board of Directors (the “Board”) of HomeStreet is essential for helping reverse years of poor performance (as evidenced by HomeStreet being publicly valued at only approximately 1.1x its tangible book value) (TBV) since the Company’s initial public offering (IPO)) and for advancing sound corporate governance principles aimed at reversing HomeStreet’s failures to realize its significant potential. Therefore, we have nominated a slate of two candidates for election to the Board with the aim of maximizing value for HomeStreet’s stakeholders. Using their deep understanding of commercial banking and corporate turnarounds, we believe our two candidates will help HomeStreet execute on a disciplined strategy that puts the Company on a trajectory towards value creation.

This Proxy Statement and BLUE proxy card are first being mailed or given to the Company’s shareholders on or about [          ], 2019.

We are seeking your support at the upcoming 2019 annual meeting of shareholders (the “Annual Meeting”) to be held at [     ] [a.m./p.m.], Pacific Time, on [         ], 2019, at [          ] located at [          ], with respect to the following (each, a “Proposal” and, collectively, the “Proposals”):

Proposal		Our Recommendation

1.	To elect Blue Lion’s slate of two director nominees — Charles W. Griege, Jr (“Mr. Griege”) and Ronald K. Tanemura (“Mr. Tanemura,” together with Mr. Griege, the “Nominees”) — and the Company’s nominee for election at the Annual Meeting other than [ ] and [ ] (the “Excluded Company Nominees”), each to serve a three-year term until the 2022 annual meeting of shareholders, or until their respective successors are elected and qualified.	FOR ALL of the Nominees and the Company’s nominee other than the Excluded Company Nominees

2	To vote on the Company’s proposal to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers.	AGAINST

3	To ratify, on an advisory, non-binding basis, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.	FOR

4	To consider and vote on the ratification of a bylaw amendment adopted by the Company in 2018 providing that Washington State shall be the exclusive forum for shareholder actions against the Company.	AGAINST

5	To approve an amendment to the Second Amended and Restated Articles of Incorporation of the Company, as amended (the “Charter”), to declassify the Board and provide for the annual election of directors.	FOR

6	To approve an amendment to the Charter to eliminate the supermajority shareholder vote requirement to approve major corporate changes.	FOR

7	To approve the repeal of any provision of the Amended & Restated Bylaws of the Company that was not included in the Amended & Restated Bylaws adopted on July 26, 2018 (the “Bylaws”) and is inconsistent with or disadvantageous to the adoption of the Proposals proposed by Blue Lion or its Nominees.	FOR

8	To request that the Board take all necessary steps to require henceforth that the Chair of the Board, whenever possible, be an independent member of the Board.	FOR

To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Based on the Company’s [preliminary] proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission (“SEC”) on [May 3], 2019 (the “Company’s Proxy Statement”), the Company’s Board is currently composed of ten directors divided into three classes, and there will be three “Class II” directors elected at the Annual Meeting. (While there are currently four “Class II” directors, the Company has announced that one “Class II” director will not stand for reelection at the Annual Meeting and the Board has taken action to reduce the size of the Board to nine directors effective at the Annual Meeting). Through this Proxy Statement and enclosed BLUE proxy card, we are soliciting proxies to elect the two Nominees named herein to serve as directors, who if elected would constitute a minority of the Board. In addition, we are “rounding out” our slate by permitting shareholders who vote on the enclosed BLUE proxy card to also have the opportunity to vote for the nominee who has been nominated by the Company other than the Excluded Company Nominees. Shareholders will therefore be able to vote for the total number of directors up for election at the Annual Meeting. If successful in our Proxy Solicitation, the Board will be composed of our two Nominees, the Company director nominee receiving a plurality of the votes cast in favor of his or her election at the Annual Meeting and the six incumbent directors. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s Proxy Statement. For the avoidance of doubt, this Proxy Statement relates only to Proposals 1-8 as well as any other business that may properly come before the Annual Meeting.

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The Company has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting as [         ] (the “Record Date”). Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were [         ] shares of the Company’s common stock, no par value (the “Common Stock”), outstanding according to the Company’s Proxy Statement. As of the close of business on [May 6], 2019, the Participants beneficially owned 1,757,127 shares of Common Stock in the aggregate, as further described on Annex I.

Mr. Griege has filed a notice of change in control with the Washington State Department of Financial Institutions (the “DFI”) in connection with his intent to obtain proxies for 25% or more of HomeStreet’s outstanding shares. Mr. Griege’s notice is subject to DFI review and non-disapproval or denial after a completed filing is made. If Mr. Griege’s notice is denied by the DFI and he obtains proxies to vote 25% or more of HomeStreet’s outstanding shares, such proxies will be “ineffective and void” pursuant to Section 30A.04.405(7) of the Revised Code of Washington. Under these circumstances, shares represented by proxies granted to him would not be voted at the Annual Meeting.

We urge you to sign, date and return the BLUE proxy card and vote “FOR ALL” of the Nominees to the Board and for the Company’s nominee for election at the Annual Meeting other than the Excluded Company Nominees, “AGAINST” Proposal 2, “FOR” Proposal 3, “AGAINST” Proposal 4, “FOR” Proposal 5, “FOR” Proposal 6, “FOR” Proposal 7, and “FOR” Proposal 8.

This Proxy Solicitation is being made by the Participants and not on behalf of the Board or management of the Company or any other third party. We are not aware of any other matters to be brought before the Annual Meeting other than as described herein. Should other matters be brought before the Annual Meeting, the persons named as proxies in the enclosed BLUE proxy card will vote on such matters in their discretion.

If you have already voted using the Company’s proxy card, you have every right to change your vote by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided or by voting via Internet or by telephone by following the instructions on the enclosed BLUE proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote and other information about the proxy materials, see the Questions and Answers section starting on page [   ].

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, [●]. Shareholders may call toll free at [●]; banks and brokers may call collect at [●].

We urge you to sign, date and return your BLUE proxy card in the postage-paid envelope provided today.
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BACKGROUND OF THIS PROXY SOLICITATION

Who We Are

Blue Lion Capital is an investment manager based in Dallas, Texas that combines long-term investing with active, constructive engagement with management. Our investment team members are experienced professionals focused on researching and investing in the banking sector. Over the years, we have invested in more than 100 public banks while exchanging ideas and views with current bank management teams, research analysts, bank private equity investors, former regulators and retired bank executives. We believe we are the largest active shareholder in HomeStreet, having been an investor since its 2012 initial public offering (IPO).

Why We Believe Now is the Time to Act

We believe there are numerous reasons that fresh perspectives in HomeStreet’s Boardroom can be helpful to the Company and bank, ensuring safe and sound banking practices, strong performance for the community and shareholders and best corporate governance practices.

We believe shareholders should act now because:

HomeStreet’s financial performance has been poor. We have witnessed HomeStreet’s financial performance decline over the past several years, with HomeStreet’s pre-tax income declining 31% in 2018 compared to its 2017 pre-tax income, which itself represented a 27% decline compared to its 2016 pre-tax income. Moreover, HomeStreet’s return on average shareholders’ equity (when adjusted for the Tax Act) was 5.6% in 2018 and 7.5% in 2017. At the same time, HomeStreet’s Pacific Northwest Peers averaged a 9.9% return on average shareholders’ equity in 2018 while its California Peers averaged a 10.2% return.

Shareholder returns have been equally disappointing. HomeStreet’s shareholders have suffered through many years of poor shareholder returns. In 2018, the Company’s stock was down more than 26%. Over the last five years ending December 31, 2018, HomeStreet’s stock has provided a total shareholder return of just 6.8%, compared to returns of 57.8% from HomeStreet’s Pacific Northwest Peers, 32.6% from HomeStreet’s California Peers, and 42.6% from HomeStreet’s Disclosed Peer Group (such peer groups, collectively, the “Peers”).1

We believe shareholders have assigned HomeStreet a low valuation because of HomeStreet’s poor financial returns and strategy. The Company is valued by public market shareholders at just a slight premium to its TBV and at a significant discount to its Peers. This low valuation has persisted since the Company’s IPO.  On average, the Company has been valued at a TBV multiple of approximately 1.1x since its IPO, constituting the lowest of all Peers and a significant discount to the Company’s Pacific Northwest Peers and California Peers as well as the KBW Regional Banking Index.

We believe HomeStreet is belatedly exiting its underperforming mortgage business and should have done so 15 months earlier, when we suggested it. We do not believe HomeStreet heeded our advice to exit the mortgage business when we advocated for that change in November 2017 and then again at a meeting with the Board in December 2017. Despite missing earnings estimates seven quarters in a row during 2017 and 2018 largely because of this business, HomeStreet defended its strategy and claimed that the diversity of the mortgage business was critical to the overall future operational success of the bank.~~2~~ In January 2019, HomeStreet finally realized it was wrong and agreed to explore a sale of its home loan-center mortgage origination business and 70% of its mortgage servicing rights. Unfortunately, in the interim, the value of the mortgage origination business eroded further and generated significant operating losses during 2018 and the first quarter of 2019.3

The Company’s capital expenditures over the past six years have been substantially higher than peers’ and, taken together with acquisition costs, have generated a negative return for shareholders. Since the beginning of 2013, HomeStreet has spent almost $140 million on capital expenditures. This total is almost two times more than the largest of HomeStreet’s peers BANR and GBCI and 3x – 7x more than the rest of the company’s Pacific Northwest and California Peers. In addition, during the same time period, HomeStreet has spent more than $220 million on acquisitions, which they executed principally by issuing stock. Combined, HomeStreet has spent more than $360 million on capital expenditures and acquisitions from 2013 through 2018. During the same six-year period, HomeStreet’s stock has declined by almost 17%, which leads us to believe this use of shareholder capital and equity has not benefited shareholders.

The Board has used the corporate machinery to try to impede our rights as shareholders. In the period leading up to last year’s annual shareholder meeting, HomeStreet and its Board took extraordinary measures to avoid having to face us or our nominations at the 2018 annual meeting of shareholders (the “2018 Annual Meeting”), including by disqualifying our notice of intent to nominate and by lobbying the DFI for an interpretative letter that aimed at denying shareholders the opportunity to vote on any proxy card other than the Company’s card at the 2018 Annual Meeting. Then, after the 2018 Annual Meeting, HomeStreet amended its bylaws to increase the burden on shareholders for nominating directors to include what we consider to be burdensome and unnecessary information requests in its advance notice sections. This year, our nomination submission was more than 660 pages. In addition, when we sought from the Company the necessary forms to submit our nominations and Proposals, we received an email from the Corporate Secretary telling us that we needed to request those forms by sending an email to him at his alternate email address, or the request would be deemed invalid, which struck us as absurd. Moreover, the Board also added an exclusive forum clause to the Bylaws, forcing shareholders with any grievance to litigate in HomeStreet’s home courts in Washington state, limiting shareholder choice and creating what we consider to be an unfair advantage for the Board.

__________________________
1 Peers include COLB, BANR, GBCI, and HFWA (collectively, the “Pacific Northwest Peers”), CVBF, WABC, TCBK, and PPBI (collectively, the “California Peers”) and ABCB, BANC, BANR, AX, CACB, CPF, COBZ, COLB, CVBF, FIBK, GBCI, HFWA, NBHC, PPBI, RNST, TCBK, WABC, and TMP as provided by the company in the Company’s Amendment No. 1 to its Annual Report on Form 10K/A for the fiscal year ended December 31, 2018, as filed with the SEC on April 30, 2019 (the “Disclosed Peer Group”). Relevant comparative indices include the KBW Bank Index (BKX), KBW Regional Banking Index (KRX), Russell 2000 Index (RTY), and the S&P 500 Index.

2 See HomeStreet’s Investor Presentation, dated May 21, 2018, filed by the Company on Form 8-K on May 21, 2018.

3 Based on Blue Lion calculations, including an estimated pre-tax loss of approximately $18.8 million for the Company’s 2017 fiscal year and an estimated pre-tax loss of approximately $33.5 million for the Company’s 2018 fiscal year.

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The SEC concluded the Company violated SEC rules by attempting to interfere with an accounting investigation. HomeStreet was subject to an SEC investigation into its accounting practices after which, in 2017, the SEC concluded that HomeStreet violated various SEC statutes and regulations and took affirmative steps to impede the investigation by seeking out the whistleblower. HomeStreet was sanctioned $500,000 with a civil penalty and forced to enter into a cease and desist decree with the SEC. Nevertheless, HomeStreet’s treasurer at the time such practices were being conducted still continues to serve at the pleasure of the current Board and Donald R. Voss, the current Lead Independent Director (“Mr. Voss”), Scott M. Boggs and Douglas I. Smith, who served on the Board’s audit committee at the time of these accounting issues, remain on the Board today.

HomeStreet has experienced high executive turnover in its commercial / SBA lending division after we reported what we believed to be credible allegations of misconduct. In the summer of 2018, we brought to the attention of two members of the Board our concerns about the conduct of the senior management of the commercial / SBA lending division. Our concerns were based on what we believed were credible reports that we had received regarding significant problems with the Company’s commercial and SBA underwriting and lending practices. Soon thereafter, two senior executives who led this division and who we named during the course of our communications with the Board left the Company, one of whom we were told was fired for cause. Seemingly to us, the Board and the Company had not independently detected these issues that we raised.

HomeStreet has experienced significant turnover in critical financial and accounting positions during the past seven years. HomeStreet has had five Chief Financial Officers during its seven-year life as a public company. Further, it is concerning to us that HomeStreet’s current Chief Financial Officer is not a full-time resident of the State of Washington. Rather, he and his family live in California and he commutes to Washington and lives in a corporate apartment furnished by HomeStreet. In addition, from April 2018 to January 2019, HomeStreet’s Controller, Deputy Controller, and Senior Vice President / Director of Strategic and Financial Analysis all left the Company.

HomeStreet’s Board needs fresh perspectives and experience. The Board has nine members, five of whom have been on the Board since the IPO, or earlier.  Given the stark underperformance of HomeStreet during this period, we believe it is important for the Board to include additional new directors that may have different perspectives on HomeStreet’s business and how it can best serve communities and stakeholders while remaining a safe and sound financial institution.

In light of what we consider to be poor management oversight and flagging shareholder returns, we believe now is the time to act. Our Nominees are highly regarded for their abilities to craft operational strategies that will maximize value for all shareholders and unlock HomeStreet’s tremendous growth potential.

Timeline of Our Efforts with the Company

Since our participation in HomeStreet’s IPO, from 2012 to 2017, we consistently communicated our constructive views and ideas to and with HomeStreet’s senior management and frequently participated on numerous HomeStreet conference calls.

On February 1, 2017, on the tail of HomeStreet reaching a settlement with the SEC relating to erroneous accounting practices and a signifigant miss to 4th quarter 2016 earnings guidance that preceded a secondary offering, Mr. Griege met with HomeStreet’s Chief Executive Officer Mark Mason (“Mr. Mason”) to offer his assistance in developing a plan for improving HomeStreet’s performance and value. Several times throughout that month, Mr. Griege was in contact with Mr. Mason or other members of management regarding HomeStreet’s performance.

On November 9, 2017, Mr. Griege met with Mr. Mason and again offered to assist in developing a plan to significantly improve HomeStreet’s performance and value. After Mr. Mason rejected Mr. Griege’s offer, Mr. Griege disclosed that Blue Lion Capital was approaching 5% beneficial ownership in HomeStreet and would file on Schedule 13D when the 5% threshold was exceeded. Later that month, on November 20, 2017, Blue Lion Capital sent a letter to Mr. Mason outlining its concerns with HomeStreet’s business strategy, performance, and growth plans. Merely seven days later, on November 27, 2017, HomeStreet issued a public shareholder letter disagreeing with our conclusions, to which we responded again with a request to meet with the Board to clarify our concerns.

On December 21, 2017, Mr. Griege and Justin Hughes, a Partner and Analyst at Blue Lion Capital, presented to the Board a 33-page presentation outlining opportunities for improving HomeStreet’s performance, including potentially considering divesting itself of its home loan center-based mortgage origination business and mortgage servicing rights. The Board did not appear to react positively to these recommendations.

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On January 8, 2018, Mr. Griege met with the Human Resources and Corporate Governance Committee of HomeStreet’s Board to discuss the possibility of Mr. Griege joining the Board. This request was denied three days later, on January 11, 2018, via a public letter to shareholders from HomeStreet.

On January 17, 2018, we sent a letter to the Board highlighting HomeStreet’s poor record of total shareholder returns (TSR) and general trend of underperforming relative to its peers. In the letter, we announce our intention to nominate candidates for election to HomeStreet’s Board as directors at the 2018 Annual Meeting.

On February 26, 2018, we submitted our notice of intent to nominate two candidates to the Board, including Ronald K. Tanemura (“Mr. Tanemura”), at the 2018 Annual Meeting. We also notified the Company of our intention to make two substantive corporate governance proposals to separate the role of Chairman and CEO and to remove the Company’s classified board structure so that all directors are elected annually.

On March 1, 2018, HomeStreet’s legal counsel at Sidley Austin LLP (“Sidley”) sent a letter to us stating that our nomination notice was invalid, claiming that we failed to satisfy the nomination requirements set forth in the Company’s Amended and Restated Bylaws in effect at the time (the “Previous Bylaws”). We responded promptly and publicly stating that we believed our notice was valid.

On March 8, 2018, our legal counsel sent a letter to HomeStreet’s legal counsel reiterating our belief that our nomination notice was fully compliant with the Company’s Previous Bylaws and noting our belief the Company was exercising control of the shareholder election apparatus for the self-interest of insiders and incumbents, in contravention of the obligations of the Board to its shareholders.

On March 13, 2018, after receiving a subsequent rejection of our notice, we filed a complaint in the Superior Court of Washington in and for King County (the “Court”) seeking an injunction validating our nomination notice.

On March 30, 2018, at a hearing before the Court with respect to our motion for preliminary injunction, the Court ruled in favor of the Company. Subsequently, on April 6, 2018 we voluntarily dismissed our complaint.

On April 11, 2018, we notified HomeStreet that we intended to solicit proxies “AGAINST” two of HomeStreet’s nominees, Scott M. Boggs and Douglas I. Smith, and one or more of the Company’s proposals, and on April 18, 2018 we sent a letter to shareholders urging them not to sign HomeStreet’s proxy card.

On April 25, 2018, we filed with the SEC our definitive proxy statement with respect to the 2018 Annual Meeting.

Throughout late-April and early-May 2018, we issued various presentations, letters, and press releases relating to how shareholders should vote at the 2018 Annual Meeting.

On May 12, 2018, Institutional Shareholder Services (“ISS”) issued its recommendation that shareholders vote on our blue proxy card against a Company nominee, stating, “Blue Lion has presented a compelling case outlining the company’s relative underperformance and governance shortcomings.” In the report, ISS also stated, “HomeStreet’s history as a public company has been marked by a number of corporate governance shortcomings, including board independence and attendance concerns, problematic compensation practices, and an accounting and related whistleblower controversy, which have translated into several instances of low investor support for director nominees.”

On May 16, 2018, HomeStreet announced its intention to add Sandra Cavanaugh to its Board as a director.

On May 17, 2018, we issued a press release regarding Egan-Jones’s recommendation to support our cause and vote AGAINST the two Company nominees at the 2018 Annual Meeting. In its report on HomeStreet, Egan-Jones stated, “In our view, the Company should strengthen its corporate governance practices to acknowledge accountability. We recommend the Company declassify its Board to allow shareholders to make necessary changes in board composition annually and to separate the roles of Chairman and CEO due to the presence of the inherent conflict of interest.”

On May 24, 2018, HomeStreet’s 2018 Annual Meeting took place.

On May 31, 2018, HomeStreet issued a filing on Form 8-K with shareholder voting results showing that despite HomeStreet’s extensive efforts to disenfranchise shareholders and prevent them from voting for our nominees, its directors only narrowly received a majority of the vote.

On June 7, 2018, we had a call with new HomeStreet directors Mark Patterson (“Mr. Patterson”) and Sandra Cavanaugh (“Ms. Cavanagh”). During this call, we shared, among other things, our views on management, business strategy, what we considered to be the Company’s poor performance, and what we believed to be credible

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allegations that we received from former executives and employees of the Company regarding misconduct related to, in particular, HomeStreet’s loan practices in its Commercial / Small Business Administration (SBA) loans group. We sent a follow-up letter several days later to Mr. Patterson and Ms. Cavanaugh, on June 13, 2018, in respect of these allegations.

On June 19, 2018, we received a letter from counsel at Orrick, Herrington & Sutcliffe (“Orrick”), which had been retained by the independent members of the Board to assist and advise them regarding the alleged management misconduct and properly investigate the allegations. The letter demanded that we disclose the names and contact information of all former HomeStreet employees who we had spoken to. After consideration, we decided not disclose such persons names. It is our understanding that the same lawyer at Orrick who represented the Company in this matter also represented the Company in our previous legal complaint before the Court.

On July 3, 2018, HomeStreet announced a partial sale of mortgage servicing rights and that the Chair of the Board and CEO titles would remain combined. HomeStreet also announced that Mr. Voss was appointed as Lead Independent Director of the Board. We believe this change amounts to governance window dressing to shield Mr. Mason’s hold over the combined Chair and CEO roles.

On August 8, 2018, we sent an email to HomeStreet’s Corporate Secretary requesting a conversation with Mr. Voss via an in-person meeting or conference call.

On August 16, 2018, we sent a follow-up email to HomeStreet’s Corporate Secretary expressing disappointment that we had yet to receive an acknowledgement of receipt or response to our request for a conversation with Mr. Voss. Later that same day, the Corporate Secretary acknowledged receipt of our email and committed to get back with us in due course.

On August 27, 2018, three weeks after our request for a conversation with Mr. Voss, we received an email from the Corporate Secretary with a letter purportedly written by Mr. Voss. In the letter, Mr. Voss refused our request for a meeting and instead attached his biography from HomeStreet’s 2018 Proxy Statement.

On September 12, 2018, we sent a follow-up email to the Corporate Secretary requesting a conference call with Mr. Voss.

On September 18, 2018, the Corporate Secretary acknowledged our email request and committed to get back to us with available times for Mr. Voss and selected participants to have a call.

On October 17, 2018, we sent Mr. Mason a letter expressing our desire to engage constructively and our disappointment that HomeStreet was not taking cost-cutting measures and pursuing a strategy that would unlock improved performance.

On October 19, 2018, we received a letter from Orrick informing us that the investigation had been closed and that the allegations of misconduct raised by us had either been addressed in the course of business or lacked credibility.

On October 22, 2018, Mr. Mason sent a letter to us focusing on past meetings with us while ignoring our concerns about HomeStreet’s valuation being held back by a lack of cost-cutting and ineffective operating strategy.

On October 23, 2018, the Corporate Secretary sent us an email stating that Mr. Voss had finally agreed to have a 30-minute conference call with us. We were also informed that Mr. Voss would be joined on the call by Mr. Mason, Mr. Ruh, Mr. Patterson, the Corporate Secretary and the Assistant Corporate Secretary.

On October 31, 2018, almost three months after our initial request, we had a 30-minute conversation with Mr. Voss and the cadre of other HomeStreet professionals. Unfortunately, this conversation was as unproductive as most of our other conversations with the management and Board of HomeStreet. During this call, Mr. Mason, Mr. Voss and Mr. Patterson all stated how critical the mortgage origination and mortgage servicing businesses were to HomeStreet’s future.

On December 21, 2018, we sent an email to Messrs. Mason, Patterson, Voss and the Company’s General Counsel recommending that HomeStreet repurchase 10% of its Common Stock from shareholders, to which we received a response several weeks later, on January 4, 2019, from Mr. Mason, who stated that HomeStreet lacked the excess capital to do a buyback.

On December 22, 2018, counsel at Sidley spoke with our strategic consultant to suggest we amicably settle our ongoing disagreements and that we submit a settlement proposal to be presented to the Board. Throughout the course of the month and into the next month, various communications took place between the parties. Ultimately, the Board rejected our settlement proposal without explanation or offering a counteroffer.

On February 15, 2019, HomeStreet announced its intent to seek buyers for its home loan center-based mortgage origination business and mortgage servicing rights. Later that day, we issued a press release commending HomeStreet for implementing our recommendation from December 2017 and stating our hope that HomeStreet would take further steps to deliver positive outcomes for HomeStreet, its customers and its shareholders.

On February 20, 2019, we spoke with Mr. Mason about HomeStreet’s recently reported fourth quarter earnings and the Company’s announcement to sell its home loan center-based mortgage origination business and mortgage servicing rights. We also attempted to gain a better understanding regarding the Board’s rejection of our settlement offer. Mr. Mason simply stated it was rejected and if we wanted to submit a different offer to put it in writing and send it to HomeStreet’s Corporate Secretary.

On February 27, 2019, HomeStreet announced it entered into a non-binding letter of intent with Homebridge Financial Services, Inc. to sell its home loan center-based mortgage business, a definitive agreement for which was signed on April 4, 2019. On the same day, HomeStreet also announced that it had sold mortgage servicing rights with aggregate unpaid principal balances of $14.3B and, as we suggested on December 21, 2018, approved a share repurchase plan.

On April 3, 2019, we submitted a request by email directly to Godfrey Evans, HomeStreet’s Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary, asking for a copy of the Director and Officer Questionnaire and other HomeStreet forms (the “D&O Questionnaire”) required for us to properly file our notice of intention to nominate directors at the Annual Meeting.  Mr. Evans replied that same day, above his signature line noting that his title included “Corporate Secretary,” by saying that we needed to “resubmit our request to the Corporate Secretary and HomeStreet will respond.”

On April 9, 2019, Mr. Griege filed a required notice of change in control with the DFI in order to receive the DFI’s clearance to hold and vote proxies for more than 25% of HomeStreet’s shares of Common Stock at the Annual Meeting.

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On April 14, 2019, eleven days after our request for the D&O Questionnaire, Sidley, again serving as outside counsel to HomeStreet, sent us the form, which had been substantially edited and augmented when compared to the form we received the prior year from HomeStreet. Among other things, the D&O Questionnaire sought information that we believe was not germane to a nomination of directors.

On April 19, 2019, Blue Lion Opportunity Master Fund, L.P. (“BLOMF”) delivered to HomeStreet’s Secretary a notice of intention to present three shareholder proposals and nominate the Nominees for election as directors at the Annual Meeting (the “Notice Letter”). Among those proposals was a corporate governance proposal to remove the Company’s classified board structure so that all directors are elected annually.

On May 1, 2019, HomeStreet’s legal counsel sent our legal counsel a letter stating “Assuming the accuracy of the disclosures in the Notice Letter, we have determined that the Notice Letter is in compliance with the advance notice requirements for shareholder nominees and proposals set forth in Sections 1.12 and 1.13 of the Bylaws with respect to the 2019 Annual Meeting.”

On May 3, 2019, HomeStreet filed its preliminary proxy statement for the Annual Meeting with the SEC. We note that, in its proxy statement, HomeStreet adopted our call for declassification of the Board by including a proposal to that effect. The Company seems to have included a declassification proposal begrudgingly to appease shareholders judging by their quote, “While the Board continues to believe that there are important benefits to a classified board structure, it recognizes the potential advantages of declassification, including the ability of shareholders to evaluate directors annually.”

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PROPOSAL 1: ELECTION OF DIRECTORS

According to public information, including the Company’s Proxy Statement, the Board currently consists of ten directors divided into three classes, and there will be three “Class II” directors elected at the Annual Meeting. On account of one director not standing for reelection, the Board has taken action to reduce the size of the Board to nine directors effective immediately at such director’s retirement. We are soliciting proxies to elect our two Nominees, who if elected would only constitute a minority of the Board. We are “rounding out” our slate of Nominees by permitting shareholders to also vote for the Company’s nominee for election at the Annual Meeting other than the Excluded Company Nominees so that shareholders voting on the BLUE proxy card will be able to vote for all available directorships at the Annual Meeting. Even if the two Nominees are elected, the Nominees will represent a minority of the members of the Board, and therefore there can be no assurance that they can implement the actions that they believe are necessary to enhance shareholder value without the support of the other members of the Board.

The Participants intend to vote all of their shares of Common Stock in favor of the two Nominees. If successful in our Proxy Solicitation, the Board will be composed of our Nominees (Charles W. Griege, Jr. and Ronald K. Tanemura), the Company’s nominee for election at the Annual Meeting other than the Excluded Company Nominees, and the Company’s continuing directors (who are not standing for election this year)— David A. Ederer, Scott M. Boggs, Thomas E. King, George Kirk, Mark R. Patterson and Douglas I. Smith. There is no assurance that any of the Company’s nominees will serve as directors if any or all of our Nominees are elected to the Board.

If elected, each of the Nominees will serve a three-year term until the 2022 annual meeting of shareholders and until his successor has been duly elected and qualified. The ages and other information of our Nominees shown below are as of the date of the filing of this Proxy Statement.

Shareholders who return the BLUE proxy card will only be able to vote for the Nominees listed on the card and the Company’s nominee for election other than the Excluded Company Nominees. If you are a beneficial owner of Common Stock held in “street name,” you can only vote for all of the Company’s nominees by signing, dating and returning a proxy card provided by the Company or requesting a legal proxy and casting your ballot in person by attending the Annual Meeting. If you are a shareholder of record, you can only vote for all of the Company’s nominees by signing, dating and returning a proxy card provided by the Company or casting your ballot in person by attending the Annual Meeting. You should refer to the Company’s Proxy Statement for the names, background, qualifications and other information concerning the Company’s director nominees.

Our Director Nominees:

Charles W. Griege, jr.
Age; Address	56; c/o Roaring Blue Lion Capital Management, L.P., 8115 Preston Road, Suite 550, Dallas, Texas 75225-6307
Occupation	Investment Manager
Experience

Mr. Griege has served as the founder and sole ultimate control party of Roaring Blue Lion Capital Management, L.P., a Texas-based investment adviser, and its affiliated funds and other entities, since 2005. He has over 25 years of capital markets experience.

Prior to founding Blue Lion Capital, from 2001 until 2005, he was a partner of Atlas Capital Management (“Atlas”), a registered investment advisory firm based out of Dallas, Texas. During his four years at Atlas, Mr. Griege helped grow the firm from $50 million in assets to $650 million. Prior to joining Atlas, he spent six years in investment banking, most recently, from 1999 until 2001, as a managing director at SoundView Technology Group, an American technology-focused firm known primarily for its equity research on technology and other growth-oriented companies. Mr. Griege started his career at the Federal Home Loan Bank of Dallas, a federally chartered corporation that provides various financial products and services to member savings institutions. While employed at the Federal Home Loan Bank of Dallas, Mr. Griege witnessed the savings and loan crisis and the formation of the Resolution Trust Corporation.

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Mr. Griege holds a B.A. from Vanderbilt University and an MBA with honors from Columbia Business School.
Skills & Qualifications	Mr. Griege’s qualifications to serve as a director on the Board include his leadership experience having managed a business for fourteen years, his 25 years of capital markets experience, and his extensive knowledge of the banking industry.

Ronald K. Tanemura
Age; Address	55; c/o Roaring Blue Lion Capital Management, L.P., 8115 Preston Road, Suite 550, Dallas, Texas 75225-6307
Occupation	Private Investor and Independent Director
Experience

Mr. Tanemura is presently a private investor, and serves as a director for a number of entities, as set forth herein.

Since March 2012, Mr. Tanemura has served as a director of post-reorganization Lehman Brothers Holdings Inc., which was a major financial services firm, and, since March 2011, as a director of TPG Specialty Lending, Inc., an investment company registered under the Investment Company Act of 1940, as amended. Also, since November 2012, he has served as a non-executive director of ICE Clear Credit in Chicago, a derivatives clearing organization, and, since 2009, he has served as a non-executive director of ICE Clear Europe in London, both wholly owned subsidiaries of Intercontinental Exchange, Inc., an American company that owns exchanges for financial and commodity markets. Prior to that, from 2004 to 2006, Mr. Tanemura was an Advisory Director at Goldman Sachs, a major international investment bank. From 2000 to 2004, Mr. Tanemura was a Partner at Goldman Sachs and the Global Co-Head of Credit Derivatives and a member of the Fixed Income, Currency and Commodities Risk Committee and Firmwide Credit Policy Committee. In addition, Mr. Tanemura has led a variety of fixed income businesses, working at Deutsche Bank from 1996 to 2000 and at Salomon Brothers from 1985 to 1996.

Mr. Tanemura holds an A.B. in Computer Science from the University of California, Berkeley.

Skills & Qualifications	Mr. Tanemura’s qualifications to serve as a director on the Board include his experience as a director of a major investment company and his extensive experience with and deep knowledge of financial markets.

We urge shareholders to vote FOR ALL of the Nominees and the nominee who has been nominated by the Company other than the Excluded Company Nominees on the BLUE proxy card today!

None of the organizations or corporations referenced above is a parent, subsidiary or other affiliate of the Company. We believe that, if elected, each of the Nominees will be considered an independent director of the Company under (i) the Company’s Principles of Corporate Governance, as amended June 26, 2018, (ii) Rule 5605(a) of NASDAQ’s Listing Rules (the “NASDAQ Listing Rules”), and (iii) paragraph (a)(1) of Item 407 of Regulation S-K. Under the NASDAQ Listing Rules, however, a final determination as to the independence of the Nominees will not be made until after their election and appointment to the Board.

Blue Lion will bear the cost of the Proxy Solicitation and will reimburse the Nominees for any expenses that they reasonably incur in connection with the Proxy Solicitation. BLOMF and BLOF II LP have agreed to indemnify Mr. Griege against certain liabilities and expenses arising from or in connection with certain matters, which may include matters related to the Proxy Solicitation. The Nominees will not receive any compensation from Blue Lion for their services as Nominees or directors of the Company if elected. If elected, the Nominees will be entitled to such compensation from the Company as is consistent with the Company’s practices for services of non-employee directors.

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Each of the Nominees has agreed to being named as a Nominee in this Proxy Statement and has confirmed his willingness to serve on the Board if elected. We do not expect that any of the Nominees will be unable to stand for election, but, in the event that a Nominee is unable to or for good cause will not serve, the shares of Common Stock represented by the BLUE proxy card will be voted for a substitute candidate selected by us. If we determine to add or substitute nominees, whether because the Company expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, we will file an amended proxy statement and proxy card that, as applicable, identifies the additional or substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes biographical and other information about such nominees required by the rules of the SEC.

Vote Required.

According to the Bylaws, in contested elections such as this one, directors shall be elected by a plurality of the votes cast at a meeting of the shareholders duly called and at which a quorum is present and directors are to be elected (meaning that the three director nominees who receive the highest number of shares voted “FOR” their election by the shareholders will be elected to the Board). According to the Company’s Proxy Statement, the following will not be votes cast and will have no effect on the election of any director nominee: (i) a share whose ballot is marked as withheld; (ii) a share otherwise present at the Annual Meeting but for which there is an abstention; and (iii) a share otherwise present at the Annual Meeting as to which a shareholder gives no authority or direction (other than a share voted pursuant to a signed proxy card on which the shareholder has not indicated any voting direction). In summary, withhold votes and broker non-votes will have no effect on the outcome of Proposal 1.

We urge you to sign, date and return the enclosed BLUE proxy card in the postage-paid envelope provided today. If you have already voted using the Company’s proxy card, you have every right to change your vote by completing and mailing the enclosed BLUE proxy card in the enclosed postage-paid envelope or by voting via Internet or by telephone by following the instructions on the BLUE proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, [●]. Shareholders may call toll free at [●]; banks and brokers may call collect at [●].

We Recommend a Vote FOR ALL of the Nominees on the BLUE proxy card.

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PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

According to the Company’s Proxy Statement, the Company will provide shareholders with the opportunity to approve or not approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers (“NEOs”). The Company’s Proxy Statement states that this vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the Company’s compensation philosophy, policies and practices with respect to the NEOs. This vote is advisory and will not be binding upon the Board; however, the Company’s Proxy Statement states that the Board and the Human Resources and Corporate Governance Committee will take into account the voting when considering future executive compensation arrangements.

The Company is asking its shareholders to approve an advisory resolution to approve the compensation of its NEOs as follows:

“RESOLVED, that the compensation paid to the named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and related materials included in the [Company’s] proxy statement, is hereby approved.”

We recommend shareholders vote “AGAINST” this Proposal 2 because we do not believe the Company’s compensation practices are currently constructed in the best interest of the Company and its shareholders. Despite the Company’s claims otherwise, we believe the Board and the Human Resources and Corporate Governance Committee have structured management’s compensation in a way that still incentivizes revenue growth over profitability and shareholder value. We encourage all shareholders to review the Company’s proxy disclosures in the Company’s Proxy Statement in detail and to consider whether the Company’s performance and shareholder returns warrant the NEOs’ compensation.

When considering how to vote on this Proposal, we ask you to consider the following points, which highlight what we believe is a pay for performance disconnect:

•	In 2018, the Company’s CEO, Mark Mason, received compensation of $1,661,072.[4] Yet, during 2018, HomeStreet’s stock was down 27%[5] and earnings before income tax declined more than 49% from 2016.[6]
•	Mr. Mason has amassed over $8.8 million in compensation over last six fiscal years.[7] During that time period HomeStreet’s stock has underperformed its peer group, its diluted earnings per share has declined 9% despite its assets more than doubling, and the Company received a fine from the SEC in 2017 for violating securities laws for improper accounting procedures and attempting to impede an SEC investigation.
•	It appears several of Mr. Mason’s bonus performance thresholds and/or targets have been lowered within the past four years.[8]
•	The Company’s Performance Goals, Metrics and Results exclude any expenses associated with expansion in new markets and merger and acquisition expenses, which we believe is an inappropriate measure for performance-based incentive compensation.[9]

Vote Required.

According to the Bylaws and the Company’s Proxy Statement, Proposal 2 will be approved if the total votes cast “FOR” Proposal 2 exceed the total number of votes cast “AGAINST” Proposal 2. Abstentions and broker-non votes will have no effect on the outcome of Proposal 2.

We Recommend a Vote AGAINST Proposal 2 on the BLUE proxy card.

__________________________

4 As disclosed in the Company’s Proxy Statement and the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018, as filed with the SEC on April 30, 2019 (the “10-K/A”).

5 Based on the opening price of HomeStreet’s stock on January 1, 2018 and the closing price of the stock on December 31, 2018.

6 Based on the table on page 41 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on March 6, 2019.

7 Calculated using the Company’s own calculations for total compensation, as provided in its proxy statements filed during this time period.

8 Based on the Company’s proxy statements filed during this time period, lowered thresholds and/or targets have included overall consolidated return on equity, classified assets to total assets percentage, commercial & consumer banking segment return on equity, and core deposit growth.

9 See 10-K/A.

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PROPOSAL 3: RATIFICATION OF THE COMPANY’S SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

According to the Company’s Proxy Statement, the Audit Committee of the Board (the “Audit Committee”) has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Deloitte has served as the Company’s independent registered public accounting firm since 2013. Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

The shareholders are being asked to ratify the appointment of Deloitte as the independent registered public accounting firm for the fiscal year ending December 31, 2019. Shareholder ratification of the appointment of Deloitte is not required by the Company’s Bylaws or other applicable legal requirements. The Company is submitting this proposal to shareholders on an advisory (non-binding) basis, and the outcome of the vote will not be binding on the Company. According to the Company’s Proxy Statement, in the event that this appointment of Deloitte as the Company’s independent registered public accounting firm is not ratified by shareholders at the Annual Meeting, the appointment of Deloitte as the Company’s independent registered public accounting firm will be reconsidered by the Audit Committee. According to the Company’s Proxy Statement, even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

We recommend shareholders vote “FOR” Proposal 3.

Vote Required.

According to the Bylaws and the Company’s Proxy Statement, Proposal 3 will be approved if the total votes cast “FOR” Proposal 3 exceed the total number of votes cast “AGAINST” Proposal 3. Abstentions and broker-non votes will have no effect on the outcome of Proposal 3.

We Recommend a Vote FOR Proposal 3 on the BLUE proxy card.

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PROPOSAL 4: RATIFICATION OF EXCLUSIVE FORUM SELECTION BYLAW

The Company claims that the purpose of the exclusive forum provision “help[s] the Company to manage legal expenses and reduce uncertainty in litigation.” While we generally support reduced costs for the Company, we do not believe it should come at the substantial expense of limiting shareholder rights and options. We believe shareholders with a grievance against the Company or directors should have the right to choose any proper venue for litigating their concerns.

The Council of Institutional Investors (the “CII”) supports our view, stating that “[c]ompanies should not attempt to restrict the venue for shareowner claims by adopting charter or bylaw provisions that seek to establish an exclusive forum” and “that long-term shareowners should not be forced to accept a single court as the sole venue for legal claims because doing so could potentially limit investors’ ability to succeed in the pursuit of compensation for meritorious claims.” The CII states that “the result could be the insulation of corporate officers and directors from shareowner accountability.”10

We believe shareholders deserve, when possible, increased optionality when bringing claims for the potential benefit of the Company’s stakeholders. Shareholders should have the opportunity to pursue claims in any proper forum that they deem convenient, relevant and expert.

For these reasons, we recommend shareholders vote “AGAINST” this Proposal 4.

Vote Required.

According to the Bylaws and the Company’s Proxy Statement, Proposal 4 will be approved if the total votes cast “FOR” Proposal 4 exceed the total number of votes cast “AGAINST” Proposal 4. Abstentions and broker-non votes will have no effect on the outcome of Proposal 4.

We Recommend a Vote AGAINST Proposal 4 on the BLUE proxy card.

__________________________

10 CII, Corporate Governance Policies, § 1.9 Judicial Forum (updated Sept. 13, 2016), available at http://www.cii.org/files/policies/09_30_16_corp_gov_policies.pdf.

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PROPOSAL 5: DECLASSIFY THE BOARD

We strongly believe that having all directors stand for annual election is a corporate governance best practice that instills accountability for performance and helps to align the Board’s interests with the interests of the shareholders. Otherwise, individual directors face election only once every three years, and shareholders generally only vote on approximately one-third of the Board each year. A staggered board protects incumbents from accountability to the shareholders whom they represent, which in turn can stifle diversity in the boardroom and negatively impact shareholder value. For these reasons, we previously called for a declassified board when we submitted such a proposal for consideration at the 2018 Annual Meeting (which the Company took great measure to disqualify last year) and this Annual Meeting, when we submitted a precatory proposal for declassification along with our director nominations.

Now, after great effort on our part, we are pleased that the Company has followed our lead and is finally embracing this best practice by proposing this Proposal 5 to amend its Charter so that the Board will become declassified from its current staggered three-class structure with directors serving three-year terms by phasing in an annual election process where all directors stand for election each year.

We recommend shareholders vote “FOR” this Proposal 5.

Vote Required.

According to the Company’s Proxy Statement, Proposal 5 will be approved with the affirmative vote of at least two-thirds of the outstanding shares of the Company. If Proposal 5 is approved by the requisite shareholder vote, then the proposed amendment to Article 3.3 of the Charter will be adopted. Abstentions and broker non-votes will have the effect of a vote against Proposal 5.

We Recommend a Vote FOR Proposal 5 on the BLUE proxy card.

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PROPOSAL 6: ELIMINATE SUPERMAJORITY VOTE TO APPROVE MAJOR CORPORATE CHANGES

The Company is proposing an amendment to the Charter that would have the effect of eliminating all supermajority shareholder vote requirements the Charter. If this Proposal 6 is approved at the Annual Meeting, Article 5 of the Charter will be amended to reduce the shareholder vote requirement to authorize an extraordinary transaction from a two-thirds supermajority vote to the affirmative vote of a majority of all the votes entitled to be cast on the proposed matter and of each other voting group entitled to vote separately on the proposed matter, which is the lowest approval standard permitted by the Washington Business Corporation Act.

We support Proposal 6. As the Company notes in the Company’s Proxy Statement, “adopting this standard in place of the supermajority shareholder vote standard balances the opportunity for shareholders to participate meaningfully in the corporate governance of the Company with the desire to protect the interests of all shareholders from action that may only be in the interest of a small percentage of shareholders.” We believe that the will of a majority of the shareholders should be sufficient to approve transactions and other acts.

We recommend shareholders vote “FOR” this Proposal 6.

Vote Required.

According to the Company’s Proxy Statement, Proposal 6 will be approved with the affirmative vote of at least two-thirds of the outstanding shares of the Company. If Proposal 6 is approved by the requisite shareholder vote, then the proposed amendment to Article 5 of the Charter will be adopted. Abstentions and broker non-votes will have the effect of a vote against Proposal 6.

We Recommend a Vote FOR Proposal 6 on the BLUE proxy card.

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PROPOSAL 7: REPEAL CERTAIN BYLAWS AMENDMENTS

We are proposing a resolution for action at the Annual Meeting, which would have the effect of repealing any and all provisions of the Bylaws that have been passed since their adoption on July 26, 2018 (as filed with the SEC on July 31, 2018) and are preclusive to the adoption of the Proposals and the election of our Nominees at the Annual Meeting. While we are not aware of any such provisions or amendments to the Bylaws, we urge shareholders to adopt this Proposal to prevent any possible interference with the shareholder franchise and our right as shareholders of the Company to present business at the Annual Meeting for the shareholders to consider and vote upon. We believe the approval of this Proposal 7 is necessary to safeguard the integrity of the contested Annual Meeting so that shareholders will not be deprived of considering and voting on our Nominees and Proposals.

The following is the text of the proposed resolution:

“RESOLVED, that any provision of the Amended & Restated Bylaws of HomeStreet, Inc. (the “Company”) as of the date of effectiveness of this resolution that was not included in the Amended & Restated Bylaws adopted on July 26, 2018 and publicly filed with the Securities and Exchange Commission on July 31, 2018 and is inconsistent with or disadvantageous to the adoption of the proposals proposed by, or election of the nominees nominated by, Blue Lion Opportunity Master Fund, L.P. and its affiliates at the Company’s 2019 annual meeting of shareholders, be and hereby is repealed.”

We recommend shareholders vote “FOR” this Proposal 7.

Vote Required.

According to the Bylaws, Proposal 7 will be approved if the total votes cast “FOR” Proposal 7 exceed the total number of votes cast “AGAINST” Proposal 7. Abstentions and broker-non votes will have no effect on the outcome of Proposal 7.

We Recommend a Vote FOR Proposal 7 on the BLUE proxy card.

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PROPOSAL 8: VOTE FOR AN INDEPENDENT CHAIR

We are proposing a resolution for action at the Annual Meeting, which would have the effect of separating the role of Chair of the Board and Chief Executive Officer. This Proposal 8 would be implemented in such a manner that no currently in effect agreements would be violated; rather this Proposal 8 would call upon the Board to selected a fully independent, non-employee director as the next Chair of the Company.

We note that this Proposal 8 is non-binding and therefore even if shareholders approve this Proposal 8, the Board must take action to implement the appointment of an independent Chair and, accordingly, would have the option of ignoring the shareholders’ request. If this Proposal 8 is approved by the shareholders at the Annual Meeting, we call upon the Board to heed the will of the shareholders and promptly select an independent member of the Board as Chair at first opportunity.

The following is the text of the resolution:

“RESOLVED, Shareholders request the Board of Directors (the “Board”) of HomeStreet, Inc. (the “Company”) to take all necessary steps to, among other things, as necessary, adopt as policy and amend the governing documents of the Company, to require henceforth that the Chair of the Board, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next Chief Executive Officer transition, implemented so it does not violate any existing agreement.”

In our view, shareholder value is enhanced by an independent Chair who can provide a balance of power between the CEO and the Board and support strong Board oversight.

Proxy advisor Glass Lewis has opined that “that the installation of an independent Chair is almost always a positive step from a corporate governance perspective and promotes the best interests of shareholders.” It has also noted that:

“separating the roles of CEO (or, more rarely, another executive position) and Chair creates a better governance structure than a combined CEO/Chair position. An executive manages the business according to a course the board charts. Executives should report to the board regarding their performance in achieving goals set by the board. This is needlessly complicated when a CEO chairs the board, since a CEO/Chair presumably will have a significant influence over the board.”11

To this end, among other reasons, we believe that the presence of an independent Chair encourages freer discussion in the boardroom and lessens the potential for conflicts of interest to arise. We believe strengthening the independence of the Board through the selection of an independent Chair will make the Board more effective in overseeing the strategy and operations of the Company, including towards providing more robust oversight regarding improving operations and business strategy.

For these reasons, we believe shareholders should vote “FOR” Proposal 8.

Vote Required.

According to the Bylaws, Proposal 8 will be approved if the total votes cast “FOR” Proposal 8 exceed the total number of votes cast “AGAINST” Proposal 8. Abstentions and broker-non votes will have no effect on the outcome of Proposal 8.

We Recommend a Vote FOR Proposal 8 on the BLUE proxy card.

__________________________
11 See, e.g., Glass Lewis, 2019 Proxy Voting Guidelines, available at www.glasslewis.com/wp-content/uploads/2016/03/2016-In-Depth-Report-INDEPENDENT-BOARD-CHAIRMAN.pdf.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Only holders of Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. Shareholders who sell shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date (unless they also transfer their voting rights).

According to the Company’s Proxy Statement, the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

How do I vote my shares of Common Stock?

Shares held in record name. If your shares of Common Stock are registered in your own name, please vote today by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of shares of Common Stock will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Shares beneficially owned or held in “street” name. If you hold your shares of Common Stock in “street” name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the shares of Common Stock that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote in favor of the election of Blue Lion’s Nominees. Please follow the instructions to vote provided on the enclosed BLUE voting instruction form. If your broker, bank, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed BLUE voting instruction form. We urge you to confirm in writing your instructions to the person responsible for your account.

Note: The shares of Common Stock represented by each BLUE proxy card that is properly executed and returned to Blue Lion will be voted at the Annual Meeting in accordance with the instructions marked thereon. If you have signed the BLUE proxy card and no marking is made, you will be deemed to have given a direction with respect to all of the shares of Common Stock represented by the BLUE proxy card to vote (i) “FOR ALL” two of the Nominees and the Company’s nominee other than the Excluded Company Nominees listed in Proposal 1; (ii)  “AGAINST” the approval of Proposal 2; (iii) “FOR” the approval of Proposal 3; (iv) “AGAINST” the approval of Proposal 4; (v) “FOR” the approval of Proposal 5; (vi) “FOR” the approval of Proposal 6; (vii) “FOR” the approval of Proposal 7; and (viii) “FOR” the approval of Proposal 8.

How should I vote on each Proposal?

We recommend that you vote your shares on the BLUE proxy card as follows:

“FOR ALL” Nominees standing for election to the Board named in this Proxy Statement and for the Company’s nominee for election at the Annual Meeting other than the Excluded Company Nominees (Proposal 1);

“AGAINST” the approval of the advisory resolution on the compensation of the Company’s named executive officers (Proposal 2);

“FOR” the ratification of Deloitte as the Company’s independent registered public accounting firm (Proposal 3);

"AGAINST” the ratification of an amendment to the Bylaws to select Washington State as the exclusive forum for shareholder actions against the Company (Proposal 4);

 “FOR” the approval of an amendment to the Charter to declassify the Board and provide for the annual election of directors (Proposal 5);

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 “FOR” the approval of an amendment to the Charter to eliminate the supermajority shareholder vote requirement to approve major corporate changes (Proposal 6);

“FOR” the repeal of any inconsistent or disadvantageous bylaw provisions adopted since the Bylaws took effect (Proposal 7); and

“FOR” the approval of the non-binding resolution that the Chair of the Board be an independent member of the Board (Proposal 8).

How many shares must be present to hold the Annual Meeting?

According to the Company’s Proxy Statement, a majority of the outstanding shares of Common Stock, represented either in person or by proxy, must be present at the meeting to hold the Annual Meeting. This is called a quorum. Shares of Common Stock are counted as present at the Annual Meeting if the shareholder votes over the Internet or telephone, completes and submits a proxy or is present in person at the meeting. Shares of Common Stock that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the meeting will be adjourned until the Company obtains a quorum. According to the Company’s Proxy Statement, broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining a quorum, but will not be included in the total of votes cast for the election of directors or the advisory vote for approval of executive compensation. For more information on broker non-votes, see “What are “broker non-votes” and what effect do they have on the proposals?” below.

What vote is needed to approve each Proposal?

•	Proposal 1. According to the Bylaws and the Company’s Proxy Statement, the approval of Proposal 1 requires the plurality of the votes cast at the Annual Meeting duly called and at which a quorum is present and directors are to be elected in a “contested election” (such as will take place at the Annual Meeting). In this circumstance, “plurality of the votes cast” means that the three nominees who receive the highest number of shares voted “FOR” their election by the shareholders will be elected to the Board. According to the Company’s Proxy Statement, the following will not be votes cast and will have no effect on the election of any director nominee: (i) a share whose ballot is marked as withheld; (ii) a share otherwise present at the Annual Meeting but for which there is an abstention; and (iii) broker non-votes, that is, any share otherwise present at the Annual Meeting as to which a shareholder gives no authority or direction (other than a share voted pursuant to a signed proxy card on which the shareholder has not indicated any voting direction).

THE ONLY WAY TO SUPPORT ALL OF THE BLUE LION NOMINEES IS TO SUBMIT YOUR VOTING INSTRUCTIONS “FOR ALL” OF THE NOMINEES ON THE BLUE PROXY CARD. PLEASE DO NOT SIGN OR RETURN A PROXY CARD FROM THE COMPANY, EVEN IF YOU INSTRUCT TO “WITHHOLD” OR “ABSTAIN” ON THEIR DIRECTOR NOMINEES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE BLUE PROXY CARD. ONLY THE LATEST DATED, VALIDLY EXECUTED PROXY RECEIVED WILL BE COUNTED.

•	Proposals 2, 3, 4, 7 and 8. According to the Bylaws and the Company’s Proxy Statement, the approval of each of Proposals 2, 3, 4, 7 and 8 requires that, if a quorum is present or represented by proxy at the meeting, the votes cast in favor of the proposal exceed the votes cast against the proposal. Therefore, if a quorum is present or represented by proxy at the meeting, each of Proposal 2, Proposal 3, Proposal 4, Proposal 7 and Proposal 8 will be approved if each given proposal receives more “FOR” votes than “AGAINST” votes from shareholders holding Common Stock present or represented by proxy at the meeting and voting on the matter. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposals 2, 3, 4, 7 and 8.

•	Proposals 5 and 6. According to the Company’s Proxy Statement, each of Proposals 5 and 6 will be approved by two-thirds of the voting stock outstanding being cast “for” the proposal, if a quorum is present or represented by proxy at the meeting. Abstentions and broker non-votes will have the effect of a vote against each of Proposal 5 and 6.

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What are “broker non-votes” and what effect do they have on the Proposals?

Generally, broker non-votes occur when shares held by a broker, bank or other nominee in “Street Name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares with respect to that particular proposal. If your shares are held in the name of a brokerage firm, and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal unless it is a “routine” matter. Under the rules and interpretations of the New York Stock Exchange, there are no “routine” proposals in a contested proxy solicitation. Even though the Company’s Common Stock is NASDAQ-listed, the NYSE rules apply to brokers who are NYSE members voting on matters being submitted to shareholders at the Annual Meeting. Because Blue Lion has initiated a contested proxy solicitation, there will be no “routine” matters at the Annual Meeting for any broker accounts that are provided with proxy materials by Blue Lion and brokers will not have discretion to vote on “routine matters.”

Broker non-votes, if any, will have no effect on the outcome of Proposals 1, 2, 3, 4, 7 and 8. Broker non-votes, if any, will have the effect of a vote against each of Proposal 5 and 6.

What should I do if I receive a proxy card from the Company?

You may receive proxy solicitation materials from HomeStreet, including an opposition proxy statement and proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Company or any other statements that it may otherwise make.

We recommend that you discard any white proxy card or solicitation materials that may be sent to you by the Company. Voting “WITHHOLD” for any of the Company’s nominees on its proxy card or voting “ABSTAIN” is not the same as voting for our Nominees because a vote withheld or abstained for any of the Company’s nominees will not count as a vote “FOR” the Nominees. In fact, voting “WITHHOLD” or “ABSTAIN” on the Company’s proxy card with respect to the Company’s nominees may cancel any previous vote you cast on Blue Lion’s BLUE proxy card. If you have already voted using the Company’s proxy card, you have every right to change your vote by completing and mailing the enclosed BLUE proxy card in the enclosed postage-paid envelope or by voting via Internet or by telephone by following the instructions on the BLUE proxy card. Only the latest dated, validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions below under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, [●]. Shareholders may call toll free at [●]; banks and brokers may call collect at [●].

Can I change my vote or revoke my proxy?

If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided (the latest dated, validly executed proxy is the only one that counts);
•	delivering a written revocation or a later dated proxy for the Annual Meeting to Roaring Blue Lion Capital Management, L.P., c/o [●] or to the Corporate Secretary of the Company; or
•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee. If you attend the Annual Meeting and you beneficially own shares of Common Stock but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke your prior given proxy card. You must have written authority in the form of a legal proxy from the record owner to vote your shares held in its name at the meeting. Contact [●] for assistance or if you have any questions at the following telephone numbers. Shareholders may call toll free at [●]; banks and brokers may call collect at [●].

IF YOU HAVE ALREADY VOTED USING THE COMPANY’S PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Company, we request that either the original or a copy of any revocation be mailed to Roaring Blue Lion Capital Management, L.P., c/o [●], so that we will be aware of all revocations.

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Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this Proxy Solicitation is being made by the Participants. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements. Blue Lion will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Blue Lion has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Blue Lion will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of Blue Lion will also participate in the solicitation of proxies in support of the Nominees. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

Blue Lion has retained [●] to provide solicitation and advisory services in connection with this solicitation. [●] will be paid a fee of not less than $[     ] based upon the campaign services provided, which does not include any discretionary performance fees payable upon conclusion of this Proxy Solicitation. In addition, Blue Lion will reimburse [●] for its reasonable out-of-pocket expenses and will indemnify [●] against certain liabilities and expenses, including certain liabilities under the federal securities laws. [●] will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that [●] will employ up to [   ] persons to solicit the Company’s shareholders as part of this solicitation. [●] does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this Proxy Solicitation.

Costs of this Proxy Solicitation are currently estimated to be approximately $[     ]. We estimate that through the date hereof, Blue Lion’s expenses in connection with this Proxy Solicitation are approximately $[     ]. If successful, Blue Lion may seek reimbursement of these costs from the Company. In the event that Blue Lion decides to seek reimbursement of its expenses, Blue Lion does not intend to submit the matter to a vote of the Company’s shareholders. The Board, which will consist of all two of the Nominees, if both are elected, and eight of the Company’s directors, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Company and its shareholders. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation, litigation and other costs incidental to the solicitation.

What is Householding of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. Some banks and brokers with account holders who are shareholders of the Company may be householding our proxy materials.

A single copy of this Proxy Statement (and of the Company’s Proxy Statement and annual report) will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to the Company at [     ] or by writing to Godfrey Evans, General Counsel and Corporate Secretary, HomeStreet, Inc., 601 Union Street, Ste. 2000, Seattle, WA 98101. Shareholders who currently receive multiple copies of this Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

Where can I find additional information concerning HomeStreet?

Pursuant to Rule 14a-5(c) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Company’s Proxy Statement in connection with the Annual Meeting. Such disclosure includes information regarding securities of the Company beneficially owned by the Company’s directors, nominees and management; certain shareholders’ beneficial ownership of more than 5% of the Company’s voting securities; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals and director nominations intended for consideration at the 2020 annual meeting of shareholders and for consideration for inclusion in the proxy materials for that meeting. We take no responsibility for the accuracy or completeness of information contained in the Company’s Proxy Statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this Proxy Solicitation will be available on the internet, free of charge, on the SEC’s website at https://www.edgar.sec.gov.

23

CONCLUSION

We urge you to consider carefully the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided today.

Thank you for your support,

Roaring Blue Lion Capital Management, L.P. Blue Lion Opportunity Master Fund, L.P. BLOF II LP Charles W. Griege, Jr. Ronald K. Tanemura

24

ANNEX I: INFORMATION ABOUT THE PARTICIPANTS

This Proxy Solicitation is being made by Blue Lion Opportunity Master Fund, L.P. (“BLOMF”); BLOF II, LP (“BLOF II”); Roaring Blue Lion Capital Management, L.P., the investment manager of BLOMF and BLOF II (“Blue Lion Capital”); Charles W. Griege, Jr., a Nominee and the Managing Partner of Blue Lion Capital (“Mr. Griege,” together with BLOMF, BLOF II and Blue Lion Capital, “Blue Lion”), and Ronald K. Tanemura, a Nominee (“Mr. Tanemura,” together with Blue Lion, the “Participants”).

As of the close of business on [May 6], 2019, the Participants may be deemed to “beneficially own,” in the aggregate, 1,757,127 shares of Common Stock, representing [   ]% of the Company’s outstanding Common Stock. The percentages used herein are based upon [     ] shares of Common Stock outstanding as of the Record Date, as reported in the Company’s Proxy Statement.

Blue Lion Capital, Mr. Griege and Ronald K. Tanemura (“Mr. Tanemura”) may be deemed to be members of a “group” within the meaning of Section 13(d)(3) of the Exchange Act, and therefore may be deemed to beneficially own the shares of Common Stock owned by one another. Blue Lion Capital and Mr. Griege, on the one hand, and Mr. Tanemura, on the other hand, expressly disclaim beneficial ownership of securities owned by the other party.

Of the 1,742,127 shares of Common Stock beneficially owned in the aggregate by Blue Lion: (a) 313,533 shares of Common Stock (including the 1,000 shares of Common Stock held in record name) are held by BLOMF, a limited partnership formed under the laws of the Cayman Islands; (b) 1,428,576 shares of Common Stock are held by BLOF II, a Delaware limited partnership; (c) 18 shares of Common Stock are held by Mr. Griege and his son, who is a United States citizen, in a joint personal account (the “Griege Joint Personal Account”); (d) 1,742,109 shares of Common Stock (including the 1,000 shares of Common Stock held in record name) may be deemed to be beneficially owned by Blue Lion Capital by virtue of its being the investment manager of BLOMF and BLOF II; and (e) 1,742,127 shares of Common Stock (including the 1,000 shares of Common Stock held in record name) may be deemed to be beneficially owned by Mr. Griege, a United States citizen and a Nominee, by virtue of him being the managing member of Blue Lion Captial’s General Partner and thus controlling Blue Lion Capital as well as having voting and dispositive power over the aforementioned 18 shares of Common Stock held in the Griege Joint Personal Account with his son. Collectively, Blue Lion Capital and Mr. Griege share voting and dispositive power over the 1,742,127 shares of Common Stock (including the 1,000 shares of Common Stock held in record name) held by BLOMF, BLOF II and the Griege Joint Personal Account, and — with the exception of Mr. Griege’s son’s voting and dispositive power over the aforementioned 18 shares of Common Stock in the Griege Joint Personal Account — do not share any such voting or dispositive power with any other persons or entities.

Mr. Tanemura, a United States citizen and naturalized United Kingdom citizen and a Nominee, beneficially owns 15,000 shares of Common Stock. Mr. Tanemura has sole voting and dispositive power over the 15,000 shares of Common Stock held by him and does not share in any voting or dispositive power over such shares of Common Stock with any other person or entity.

The principal business of (i) Blue Lion Capital is to serve as an investment manager or advisor to various pooled investment vehicles, including BLOMF and BLOF II; (ii) Mr. Griege is investment management through his ownership and control over the affairs of Blue Lion Capital and its General Partner; (iii) each of BLOMF and BLOF II is to serve as an investment fund investing in securities; and (iv) Mr. Tanemura is serving as a private investor and director of companies. The principal business address of each of the Participants is c/o Roaring Blue Lion Capital Management, L.P., 8115 Preston Road, Suite 550, Dallas, Texas 75225-6307. The principal business and business address of each of the Nominees is also disclosed in the section titled “PROPOSAL 1: ELECTION OF DIRECTORS” on page [   ].

As of the date hereof, none of the Participants have any indebtedness related to the purchase of the shares of Common Stock disclosed herein nor have the purchase price or market value of any of the securities of the Company purchased or sold within the past two years by the Participants been represented by any funds borrowed for such purposes. From time to time, certain members of Blue Lion may purchase shares of Common Stock using margin provided by banking institutions or brokerage firms on such firms’ usual terms and conditions. Currently, 99,000 shares of Common Stock held by BLOF II are held in a margin account. All or part of the shares of Common Stock may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities. Such loans, if any, generally bear interest at a rate based upon the federal funds rate plus a margin. Such

25

indebtedness, if any, may be refinanced with other banks or broker-dealers. Other than with regard to the margin accounts, as of the date hereof, the Participants do not have any loans secured by shares of Common Stock and have not pledged any shares of Common Stock as security.

Each of the Participants has an interest in the Proposals and the election of directors at the Annual Meeting through the direct or beneficial ownership of shares of Common Stock as described in this Proxy Statement and/or as a Nominee.

Except as set forth in this Proxy Statement (including the Annexes), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this Proxy Solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, except as set forth in this Proxy Statement (including the Annexes), none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years. Neither the Nominees nor any associate of a Nominee has served as a director or named executive officer of the Company at any point during the last three fiscal years of the Company.

26

Transactions by the Participants with respect to the Company’s securities

The following tables set forth all transactions effected during the past two years by the Participants with respect to securities of the Company. The shares of Common Stock reported herein are held in either cash accounts or margin accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.

Common Stock

Roaring Blue Lion Capital Management, L.P., and Charles W. Griege, Jr., by virtue of its and his control of Blue Lion Opportunity Master Fund, L.P.		Roaring Blue Lion Capital Management, L.P., and Charles W. Griege, Jr., by virtue of its and his control of a certain previously existing fund		Roaring Blue Lion Capital Management, L.P., and Charles W. Griege, Jr., by virtue of its and his control of BLOF II LP
Trade Date	Shares Purchased (Sold)	Trade Date	Shares Purchased (Sold)	Trade Date	Shares Purchased (Sold)
31-Jul-17	30,600	1-Aug-17	6,000	26-Sep-17	25,000
1-Aug-17	27,000	7-Aug-17	7,800	27-Sep-17	43,000
7-Aug-17	16,600	11-Aug-17	2,000	2-Oct-17	43,000
11-Aug-17	22,800	14-Aug-17	2,000	5-Oct-17	61,600
14-Aug-17	19,500	17-Aug-17	2,400	6-Oct-17	14,000
17-Aug-17	14,400	18-Aug-17	1,500	10-Oct-17	25,000
18-Aug-17	11,000	21-Aug-17	2,000	11-Oct-17	30,000
21-Aug-17	7,100	29-Sep-17	(2,100)	12-Oct-17	10,000
29-Sep-17	(16,700)	31-Oct-17	(4,200)	13-Oct-17	10,000
31-Oct-17	(14,800)	7-Nov-17	(2,000)	16-Oct-17	5,000
30-Nov-17	(10,700)	30-Nov-17	(1,800)	17-Oct-17	34,300
19-Dec-17	12,000	19-Dec-17	(24,011)	18-Oct-17	15,000
29-Dec-17	5,000	27-Dec-17	(12,000)	19-Oct-17	15,000
24-Apr-18	10,000			20-Oct-17	26,000
25-Apr-18	9,900			23-Oct-17	55,000
27-Jun-18	(3,600)			24-Oct-17	150,000
2-Nov-18	(12,000)			25-Oct-17	127,566
6-Nov-18	(16,500)			26-Oct-17	40,000
21-Dec-18	42,000			27-Oct-17	25,000
31-Dec-18	7,300			30-Oct-17	45,000
				31-Oct-17	42,760
				1-Nov-17	30,000
				2-Nov-17	15,000
				3-Nov-17	45,000
				6-Nov-17	20,000
				7-Nov-17	35,000
				8-Nov-17	22,350
				9-Nov-17	25,000
				10-Nov-17	34,000
				13-Nov-17	30,000
				14-Nov-17	27,400
				15-Nov-17	39,800
				16-Nov-17	26,600
				23-Jan-18	15,000
27

Ronald K. Tanemura		Charles W. Griege, Jr., by virtue of his Joint Personal Account with his son		Roaring Blue Lion Capital Management, L.P., and Charles W. Griege, Jr., by virtue of its and his control of BLOF II LP (continued)
Trade Date	Shares Purchased (Sold)	Trade Date	Shares Purchased (Sold)	Trade Date	Shares Purchased (Sold)
27-Feb-18	10,000	30-Jan-19	18	24-Jan-18	15,000
4-Mar-19	5,000			25-Jan-18	10,000
				26-Jan-18	10,000
				30-Jan-18	11,000
				31-Jan-18	12,000
				1-Feb-18	10,000
				5-Feb-18	16,000
				6-Feb-18	32,000
				9-Feb-18	5,300
				10-Apr-18	20,000
				11-Apr-18	10,000
				24-Apr-18	4,000
				8-Feb-19	7,900
				11-Feb-19	41,000
				27-Feb-19	17,000

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IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your proxy “FOR ALL” of the Nominees by taking three steps:

●	SIGNING the enclosed BLUE proxy card,

●	DATING the enclosed BLUE proxy card and

●	MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed BLUE voting instruction form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a BLUE voting instruction card to be issued representing your shares.

After signing the enclosed BLUE proxy card, DO NOT SIGN OR RETURN HOMESTREET’S PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed and returned a proxy card to HomeStreet, you have every right to change your vote. Only your latest dated, validly executed proxy card will count. You may revoke any proxy card already sent to HomeStreet by signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided or by voting by telephone or Internet by following the instructions on the enclosed BLUE proxy card. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to [●] or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your shares, please contact our proxy solicitor:

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[Form of Blue Proxy Card]

PRELIMINARY COPY SUBJECT TO COMPLETION

HOMESTREET, INC.

Proxy Card for 2019 Annual Meeting of Shareholders

Scheduled for [ ], 2019 (the “Annual Meeting”):

THIS PROXY SOLICITATION IS BEING MADE BY ROARING BLUE LION CAPITAL MANAGEMENT, L.P. AND CERTAIN OF ITS AFFILIATES (COLLECTIVELY, “BLUE LION”) AND THE INDIVIDUALS NAMED IN PROPOSAL 1 (THE “NOMINEES”)

THIS BOARD OF DIRECTORS OF HOMESTREET, INC. IS NOT SOLICITING THIS PROXY

The undersigned appoints Charles W. Griege, Jr. as attorney and agent with full power of substitution to vote all shares of common stock of HomeStreet, Inc., a Washington corporation (“HomeStreet” or the “Company”), that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company scheduled to be held at [ ] [a.m./p.m.], Pacific Time, on [ ], 2019, at [ ] located at [ ], including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment, postponement or substitution thereof that are unknown to Blue Lion a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting (including any adjournments or postponements thereof).

If this proxy is signed and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “FOR ALL” of the nominees listed in Proposal 1 and the Company’s nominee for election other than the Excluded Company Nominees (as defined below), “AGAINST” Proposal 2, “FOR” Proposal 3, “AGAINST” Proposal 4, “FOR” Proposal 5, “FOR” Proposal 6, FOR” Proposal 7, FOR” Proposal 8, and at the discretion of the proxy holders with respect to such other matters as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters. No assurance can be given that the Company’s nominees will serve if elected with any of the Nominees.

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

INSTRUCTIONS: FILL IN VOTING BOXES “☐” IN BLACK OR BLUE INK

We recommend that you vote “FOR ALL" of the Nominees below:

Proposal 1 – To elect our slate of two director nominees — Charles W. Griege, Jr. and Ronald K. Tanemura — and the Company’s nominee for election at the Annual Meeting other than [ ] and [ ] (the “Excluded Company Nominees”), each to serve until the 2022 annual meeting of shareholders, or until their respective successors are elected and qualified.

Nominees:	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
Charles W. Griege, Jr. Ronald K. Tanemura	❑	❑	❑

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box above and write the name of the nominee(s) from which you wish to withhold in the space provided below.)

We recommend that you vote “AGAINST” Proposal 2:

	FOR	AGAINST	ABSTAIN
Proposal 2 – Company proposal to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers.	❑	❑	❑

We recommend that you vote “FOR” Proposal 3:

	FOR	AGAINST	ABSTAIN
Proposal 3 – Company proposal to ratify on an advisory basis (non-binding) the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019	❑	❑	❑

We recommend that you vote “AGAINST ” Proposal 4:

	FOR	AGAINST	ABSTAIN
Proposal 4 – Company proposal to ratify an amendment to HomeStreet’s Bylaws to select Washington state as the exclusive forum for shareholder actions against HomeStreet, Inc.	❑	❑	❑

We recommend that you vote “FOR” Proposal 5:

	FOR	AGAINST	ABSTAIN
Proposal 5 – Company proposal to approve an amendment of HomeStreet’s Charter to declassify the Board and provide for the annual election of directors.	❑	❑	❑

We recommend that you vote “FOR” Proposal 6:

	FOR	AGAINST	ABSTAIN
Proposal 6 – Company proposal to approve an amendment to HomeStreet’s Charter to eliminate the supermajority shareholder vote requirement to approve major corporate changes.	❑	❑	❑

We recommend that you vote “FOR” Proposal 7:

	FOR	AGAINST	ABSTAIN
Proposal 7 – Our proposal to repeal any provision of HomeStreet’s Bylaws as of the date of effectiveness of this resolution that was not included in its Amended & Restated Bylaws adopted on July 26, 2018 and publicly filed with the Securities and Exchange Commission on July 31, 2018 and is inconsistent with or disadvantageous to the adoption of the proposals proposed by, or election of the nominees nominated by, Blue Lion Opportunity Master Fund, L.P. and its affiliates at the Company’s 2019 annual meeting of shareholders.	❑	❑	❑

We recommend that you vote “FOR” Proposal 8:

	FOR	AGAINST	ABSTAIN
Proposal 8 – Our proposal to request the Board to take all necessary steps to, among other things, as necessary, adopt as policy and amend the governing documents of the Company, to require henceforth that the Chair of the Board, whenever possible and without violating any existing agreement, be an independent member of the Board.	❑	❑	❑

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.